Exhibit 99

National Patent Development Corporation Stockholders Approve Sale of Five Star Products, Inc.

EAST HANOVER, NJ (January 14, 2010) - National Patent Development Corporation (OTC Bulletin Board: NPDV.OB) today announced that a special meeting of stockholders was held today, at which its stockholders approved the sale of all of the stock of Five Star Products, Inc. to The Merit Group, Inc. for cash pursuant to the Stock Purchase Agreement by and among The Merit Group, Inc. and National Patent Development Corporation.  The closing of the sale is anticipated to occur on Friday, January 15, 2010.

Forward-Looking Statements

Statements in this Current Report on Form 8-K may contain “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and the U.S. Private Securities Litigation Reform Act of 1995, which involve significant risks and uncertainties.  All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including statements of expectation or belief, and any statements of assumptions underlying any of the foregoing.  Investors and security holders are cautioned not to place undue reliance on these forward-looking statements.  Forward-looking information may be identified by such forward-looking terminology as “anticipate”, “believe”, “may”, “will”, “estimate”, and similar terms or variations of such terms. Our forward looking statements are based on our assumptions, estimates and projections about National Patent and the Five Star business and involve significant risks and uncertainties, including the risk that anticipated benefits from the sale transaction may not be realized or may take longer to realize than expected and the risk that estimated or anticipated costs, charges and liabilities to be incurred in connection with effecting the sale may differ from or be greater than anticipated. Additional information on these and other risks, uncertainties and factors is included in National Patent’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other documents filed by National Patent with the Securities and Exchange Commission.  If these or other significant risks and uncertainties occur, or if our estimates or underlying assumptions prove inaccurate, actual results could differ materially. You are urged to consider all such risks and uncertainties. In light of the uncertainty inherent in such forward-looking statements, you should not consider their inclusion to be a representation that such forward-looking matters will be achieved. National Patent assumes no obligation to, and does not plan to, update any such forward-looking statements, other than as required by law.

Contact:

National Patent Development Corporation
John Belknap, 973-428-4600